Exhibit 10.1

Social Media / Web Marketing Agreement

This Social Media and Marketing Agreement (the “Agreement”) is made and effective March 10, 2014.

BETWEEN:	Stuart Gray (the "Marketer / Developer"), is an individual located in British Columbia, Canada, with head office located at:

980 Skeena Drive
Kelowna, BC V1V 2K7
Canada

AND:	Lexaria Corp. (“Lexaria” the "Customer"), a corporation organized and existing under the laws of the British Columbia, Canada with its head office located at:

Suite 950 – 1130 West Pender Street
Vancouver BC, V6E 4A4

1.	BACKGROUND INFORMATION

	A.	The Marketer / Developer is in the business of designing and marketing and has experience in Social Media, Media and Marketing.

	B.	The Customer wishes to have a social media presence and to make such a presence available through the Internet.

	C.	The customer, Lexaria Corp., is the current registered owner of the Internet domain name www.lexariaenergy.com which may be linked to social media related landing pages.

NOW THEREFORE, in consideration of the covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to the following:

2.	CREATION AND MARKETING

	2.1	Engagement of Developer

Customer hereby engages the services of the Developer / Marketer for the purpose of design, creating and marketing services. This includes but not limited to marketing services related to Social Media in Face Book and Twitter. In addition Developer / Marketer may arrange media related coverage.

	2.2	Developer Created Content

The Customer shall be responsible for delivering all Content. Social Media content will only be used from the Company’s Website. www.lexariaenergy.com or be approved by the Company President.

	2.3	Form of Delivery

Social Media related groups will be provided to Lexaria. Some of the content sent out to social media members may also be provided to Lexaria or affiliated parties upon request.

3.	COMPENSATION FOR DEVELOPMENT / MARKETING SERVICES

	3.1	Development / Marketing Fee

In consideration of the services to be performed by the Developer / Marketer hereunder, Lexaria Corp. “The Customer” shall pay to Developer / Marketer a total fee (“Development Fee”) equal to $60,000 USD, which shall be payable entirely in restricted common stock as set forth in the Schedule of Payment referred to in Section 3.2, below.

	3.2	Schedule of Payments

Customer shall pay to Developer / Marketer, upon execution of this Agreement, an amount equivalent to $60,000.00 USD (payable as 150,000 restricted common shares priced at US$0.40 per share) as the complete advance payment for Developer / Marketers services provided for the one year term of this Agreement.

4.	PROPRIETARY RIGHTS TO WEBSITE

Creation of Website As A Work For Hire

The Developer / Marketer hereby agrees that all materials that are part of any direct Lexaria Social Media pages and that are created by the Developer, including but not limited to content, text, graphics, and logos, are property of Lexaria.

5.	DEVELOPER REPRESENTATIONS AND WARRANTIES

Developer makes the following representations and warranties to the Customer:

Sole and exclusive creator

Developer / Marketer will be the sole and exclusive creator of the Social Media Content and has not created any such materials as a joint work with any other party, through independent contractors, or in any other way that would give any other party any rights in and to the Content.

6.	CONFIDENTIALITY COVENANTS

A.

The parties acknowledge and agree that during the course of the relationship contemplated hereby that they are likely to come into contact and gain knowledge and access to information and materials that the other party deems to be confidential, proprietary or of strategic importance. The parties each agree that they shall maintain the strictest confidentiality of all such materials that they receive concerning the other party hereto. They shall not disclose such confidential information to any other party, shall not use such confidential information for their own purposes, and they shall protect such confidential information from disclose using the same or higher standards as they use to protect their own confidential information.

B.

The parties agree that confidential information shall be limited to disclosure within the organization of the recipient to those top management personnel and developers with a bona fide need to know such information as a necessary part of their contribution to the performance under this Agreement.

C.

For purposes of this Agreement, confidential information shall include any and all information that is of a proprietary, confidential or trade secret nature, of strategic importance, or is otherwise considered to be confidential or proprietary by the releasing party.

7.	TERM AND TERMINATION

This Agreement shall commence on the effective date hereof and shall remain in effect for one year thereafter “The Term”.

8.	INDEPENDENT CONTRACTOR STATUS

The parties agree that Developer / Marketer shall be an independent contractor and not an agent, employee or representative of Customer. Lexaria shall have no right to direct or control the details of the Developer’s work. Developer shall not receive any fringe benefits or other perquisites that the Customer may provide to its employees and Developer agrees to be responsible for its own business overhead and costs of doing business and to furnish (or reimburse Customer for) all tools and materials necessary to accomplish the services required of the Developer pursuant to this agreement.

9.	GOVERNING LAW

In interpreting the terms of this Agreement, the parties agree that the laws of British Columbia of shall be applicable. All suits permitted to be brought in any court shall be in Vancouver, BC, Canada.

10.	ENTIRE AGREEMENT

This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supercedes and replaces all prior discussions, agreements, proposals, understandings, whether orally or in writing, between the parties related to the subject matter of this Agreement. This Agreement may be changed, modified or amended only in a written agreement that is duly executed by authorized representatives of the parties. If any provisions hereof is deemed to be illegal or unenforceable by a court of competent jurisdiction, the enforceability of effectiveness of the remainder of the Agreement shall not be effected and this Agreement shall be enforceable without reference to the unenforceable provision. No party’s waiver of any breach or accommodation to the other party shall be deemed to be a waiver of any subsequent breach.

11.	TIME OF THE ESSENCE

Both Parties recognize that time is of the essence in this Agreement and that the failure to develop / create and deliver the deliverables hereunder in accordance with the Delivery Schedule shall result in expense and irreparable damage to the Customer.

12.	FORCE MAJEURE

Neither Party shall be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed, restricted or prevented by reason of any act of God, fire, natural disaster, act of government, strikes or labor disputes, inability to provide raw materials, power or supplies, or any other act or condition beyond the reasonable control of the party in question.

13.	PARTIAL INVALIDITY

Should any provision of this Agreement be held to be void, invalid or inoperative, the remaining provisions of this Agreement shall not be affected and shall continue in effect and the invalid provision shall be deemed modified to the least degree necessary to remedy such invalidity.

14.	NO WAIVER

The failure of either Party to partially or fully exercise any right or the waiver by either party of any breach, shall not prevent a subsequent exercise of such right or be deemed a waiver of any subsequent breach of the same or any other term of this Agreement.

15.	HEADINGS

The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

16.	COUNTERPARTS

This Agreement may be executed in counterparts, and each of which shall be deemed an original and all of which together shall constitute one and the same document

IN WITNESS WHEREOF, the parties hereto have duly entered and executed this Agreement as of the day and year first above written and represent and warrant that the party executing this Agreement on their behalf is duly authorized.

__________________________________________	______________________________________________
STUART GRAY - DEVELOPER / MARKETER	LEXARIA CORP / CUSTOMER

Authorized Signature	Authorized Signature
STUART GRAY	CHRIS BUNKA
PRESIDENT and CEO